UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K

Current Report Pursuant

to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):  March 31, 2014

IMPLANT SCIENCES CORPORATION

(Exact name of Registrant as Specified in its Charter)

MASSACHUSETTS

(State or Other Jurisdiction of Incorporation)

001-14949	04-2837126
(Commission File Number)	(I.R.S. Employer Identification Number)

500 Research Drive

Unit 3

Wilmington, Massachusetts 01887

 (Address of Principal Executive Offices, including Zip Code)

(978) 752-1700

(Registrant’s Telephone Number, including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation to the registrant under any of the following provisions:

□

Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

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Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

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Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

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Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.

Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On March 31, 2014, by vote of the Board of Directors of Implant Sciences Corporation, John Hassett was elected to the company’s Board of Directors.

Mr. Hassett, 62, has more than 12 years of experience in the investment management business. Since January 2012, Mr. Hassett has been the Managing Principal of Little Harbor Advisors LLC, a registered hedge fund management firm, and he has been the Managing Principal of Tuckerbrook LLC, a private equity fund-of-funds manager, since 2004. Prior to joining Tuckerbrook, Mr. Hassett was a technology entrepreneur and founder of three technology companies. Mr. Hassett organized Multilink, Inc., a manufacturer of telecommunications network components, in 1983. Multilink was later acquired by PictureTel Corporation to form what was then the largest teleconferencing systems company in the world. In 1990, Mr. Hassett founded AT/Comm Incorporated, a pioneer in the use of microwave for electronic toll collection and other transportation uses. Mr. Hassett holds seven patents in microwave systems in this area. AT/Comm was acquired by Scientific Applications International Corporation in 1997. In 1997, Mr. Hassett led the consolidation of nine privately owned companies to form Vialog Corporation, a provider of teleconferencing and other group communications services that completed its initial public offering in 1999 and was acquired by a French firm in 2002. As an entrepreneur and investment manager, Mr. Hassett has been responsible for numerous licensing agreements, M&A transactions, private and public equity and debt financings, and business restructurings, and he has in-depth experience in corporate finance, business integration, and strategic planning.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

IMPLANT SCIENCES CORPORATION

By:  /s/ Roger P. Deschenes

Roger P. Deschenes

Vice President, Finance and Chief Financial Officer

Date:  April 4, 2014